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                                                                       EXHIBIT 1


                                    AGREEMENT



         This Agreement is dated as of March 25, 2003, among George R. Schonath, the Schonath Family Partnership, a limited partnership, the InvestorsBancorp, Inc. Employees' 401(k) Retirement Plan, Thomas Evans, individually, Thomas Evans, not individually but as trustee of the Emily A. Schonath Irrevocable Trust, dated December 31, 1996, and Thomas Evans, not individually but as trustee of the Sarah E. Schonath Irrevocable Trust, dated December 31, 1996.

         WHEREAS, pursuant to paragraph (k) of Rule 13d-1 promulgated under Subsection 13(d)(1) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), the parties hereto have decided to satisfy their filing obligations under the 1934 Act by a single joint filing:

         NOW THEREFORE, the undersigned hereby agree as follows:

         1.       The Schedule 13D (Amendment 6) with respect to
                  InvestorsBancorp, Inc., to which this is attached as Exhibit 1, is filed on behalf of each of the Filing Parties.

         2. Each of the Filing Parties is responsible for the completeness and accuracy of the information concerning such person contained therein; provided that each person is not responsible for the completeness or accuracy of the information concerning any other person making such filing.



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         IN WITNESS WHEREOF, the undersigned hereunto set their hands as of the date first above written.


                                    /s/ GEORGE R. SCHONATH
                                    --------------------------------------------
                                    George R. Schonath


                                    Schonath Family Partnership, a limited
                                    partnership


                                    By: /s/ GEORGE R. SCHONATH
                                        ----------------------------------------
                                        George R. Schonath,
                                        Managing General Partner


                                    Investors Bancorp, Inc. Employees' 401(k)
                                    Retirement Plan


                                    By: /s/ GEORGE R. SCHONATH
                                        ----------------------------------------
                                        George R. Schonath, Trustee


                                    /s/ THOMAS EVANS
                                    --------------------------------------------
                                    Thomas Evans


                                    Emily A. Schonath Irrevocable Trust, dated
                                    December 31, 1996


                                    By: /s/ THOMAS EVANS
                                        ----------------------------------------
                                        Thomas Evans, Trustee


                                    Sarah E. Schonath Irrevocable Trust, dated
                                    December 31, 1996


                                    By: /s/ THOMAS EVANS
                                        ----------------------------------------
                                        Thomas Evans, Trustee